Exhibit 99.1

Investor Contact: Garen Sarafian ir@bauschhealth.com (877) 281-6642 (toll free)	Media Contact: Katie Savastano corporate.communications@bauschhealth.com (908) 569-3692

Bausch Health Announces Adoption of Shareholder Rights Plan

LAVAL, QC, April 14, 2025 – Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) (the “Company” or “Bausch Health”) announces today that its board of directors (the “Board”) has approved the adoption of a shareholder rights plan (the “SRP”) pursuant to a shareholder rights plan agreement entered into with TSX Trust Company, as rights agent, dated April 14, 2025 (the “Effective Date”).

The SRP has been adopted to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a “creeping” take-over bid) and that the Board has the opportunity to identify, solicit, develop and negotiate value-enhancing alternatives to any unsolicited take-over bid or similar transaction. The SRP is not being adopted in response to any specific proposal or intention to acquire control of the Company, and the Board is not aware of any pending or threatened take-over bid for the Company.

Pursuant to the SRP, one right will attach to each common share of the Company outstanding as of the effective time under the SRP. Subject to the terms of the SRP, in the event that rights become exercisable under the SRP, holders of the rights (other than the acquiring person and its related parties) will be permitted to exercise their rights to purchase additional common shares of the Company at a substantial discount to the then market price of the Company’s common shares. Taking up common shares pursuant to a “Permitted Bid” would not trigger the SRP.

The SRP is subject to the acceptance of the Toronto Stock Exchange and is subject to ratification by the shareholders of the Company within six months of its Effective Date. The Company will be seeking shareholder ratification of the Rights Plan on a to-be-determined date. If the SRP is not approved by the shareholders within six months of its adoption, the plan, together with the outstanding rights, will terminate and cease to be effective. The SRP is similar to shareholder rights plans adopted by other Canadian public companies and ratified by their shareholders.

A summary of the principal terms and conditions of the SRP will be set out in the Company’s management information circular to be mailed to the Company’s shareholders prior to the Meeting. A copy of the SRP will be available under the Company’s profile on the SEDAR+ website at www.sedarplus.ca and the EDGAR website at www.sec.gov/edgar.

About Bausch Health

Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors.

Forward-Looking Statements About Bausch Health

This press release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. Forward-looking statements in this press release include, but are not limited to, statements with respect to the implementation of, and potential effects of implementing, the SRP, as well as acceptance of the TSX and ratification by the shareholders of the Company. Forward-looking statements, by their nature, are based on assumptions and are subject to known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the forward-looking statement will not occur. The forward-looking statements in this press release speak only as of the date hereof and reflect several material factors, expectations and assumptions. Undue reliance should not be placed on any predictions or forward-looking statements as these may be affected by, among other things, changing external events and general uncertainties of the business. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health’s overall business, including those more fully described in Bausch Health’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

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